UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2017  (March 23, 2017)

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-179311	45-3864597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44 Wall Street – 12th Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

646-205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “Company,” “we,” “us,” and “our” refers to Tyme Technologies, Inc.

Item 1.01. Entry into a Material Definitive Agreement.

The Company entered into a letter agreement with Ben R. Taylor, age 39, pursuant to which he will become President and Chief Financial Officer of the Company effective April 3, 2017 (the “Employment Agreement”).  Prior to joining the Company, Mr. Taylor was a Managing Director and Head of Commercial Pharmaceuticals in the Investment Banking Division of Barclays Capital Inc. from February 2016 to March 2017. From July 2006 to February 2016, Mr. Taylor worked in the Investment Banking Division of Goldman, Sachs & Co. in positions of increasing responsibility, including Head of Emerging Pharmaceuticals from August 2013 to February 2016 and Co-Head of Chinese and Southeast Asian Healthcare from January 2012 to July 2013.

Mr. Taylor has extensive experience in pharmaceutical business models and financing and strategic transactions, with a focus on developmental and midcap biopharma.  Mr. Taylor will report to the Chief Executive Officer and the Audit Committee of the Board of Directors of the Company (the “Board”).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)

Item 1.01 is hereby incorporated by reference into this Item 5.02(c).

(e)

Item 1.01 is hereby incorporated by reference into this Item 5.02(e).

Mr. Taylor’s Employment Agreement, provides for an annual salary of $450,000 and a term which is scheduled to expire on the one-year anniversary of the effective date of the Employment Agreement unless earlier terminated.  The Employment Agreement (i) could renew for an additional one-year period unless timely notice of nonrenewal is given or the Employment Agreement is earlier terminated, (ii) provides for severance benefits equal to six months of salary in the event of termination by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the Employment Agreement) and (iii)contemplates the establishment of a performance bonus opportunity based upon the achievement of performance criteria and goals approved by the Board.  The Board plans to establish a performance bonus plan during the first or second quarter of the Company’s fiscal year ending March 31, 2018.  Pursuant to the Employment Agreement, the Board will grant to Mr. Taylor an option to purchase up to 1,500,000 shares of the Company’s common stock at a per share exercise price based on a trailing average closing price of the Company’s common stock.  The options are scheduled to vest over a four-year term in equal installments beginning on the one-year anniversary of the grant date of the option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: March 23, 2017	By:	/s/ Steve Hoffman
Steve Hoffman, Chief Executive Officer